Exhibit 99.1

PRESS RELEASE

For further information contact:                                                          FOR IMMEDIATE RELEASE
Joseph M. Murphy
President and CEO
(207) 288-3314

Bar Harbor Bankshares Announces Quarterly Cash Dividend

Bar Harbor, Maine (July 19, 2005) – Bar Harbor Bankshares (AMEX:BHB), today announced that its Board of Directors declared a cash dividend of $0.21 per common share for the quarter ended June 30, 2005. The quarterly dividend will be payable to all shareholders of record as of the close of business August 19, 2005, and will be paid on September 15, 2005.

Bar Harbor Bankshares is the parent company of its wholly owned subsidiary, Bar Harbor Bank & Trust. Bar Harbor Bank & Trust, founded in 1887, provides full service community banking with eleven branch office locations serving Down East and Mid Coast Maine.